CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference, in the registration statement on Form S-8 (No. 333-218831), of CleanSpark, Inc., of our report dated January 15, 2018 on our audit of the financial statements of CleanSpark, Inc. as of September 30, 2017 and 2016, which appears in this Form 10-K/A. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ AMC Auditing

AMC Auditing

Las Vegas, Nevada

April 4, 2018